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                                                              L&W DRAFT 7/29/97





                                  $___,000,000

                               QUAKER HOLDING CO.
                            ___ Units Consisting of
                  __% Senior Discount Debentures due 2008 and
              ____ Warrants to Purchase ___ Shares of Common Stock

                             UNDERWRITING AGREEMENT



                                                                  July __, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Dear Sirs:

                  Quaker Holding Co., a Delaware corporation ("QUAKER"), proposes to issue and sell ___ units (the "Units"), each consisting of $1,000 principal amount at maturity of __% Senior Discount Debentures due 2008 (the "DEBENTURES") and __ warrants (the "WARRANTS") to purchase __ shares of common stock of the Company (as defined herein), par value $.01 per share (the "COMMON STOCK"), to Donaldson, Lufkin & Jenrette Securities Corporation ("YOU" or the "UNDERWRITER"). The Debentures are to be issued pursuant to the provisions of an indenture to be dated as of August __, 1997 (the "INDENTURE") between Quaker and State Street Bank and Trust Company, as Trustee (the "TRUSTEE"). The Warrants will be issued pursuant to a warrant agreement to be dated as of August __, 1997 (the "WARRANT AGREEMENT") between Quaker and State Street Bank and Trust Company, as warrant agent (the "WARRANT AGENT"). Shares of common stock of the Company issuable upon exercise of the Warrants are collectively referred to herein as (the "WARRANT SHARES"). The Debentures and the Warrants will not be separately transferable until the earliest to occur of (i) ____, 1998, (ii) the occurrence of a Change of Control (as defined in the Indenture) and (iii) the date specified by the Underwriter (the "SEPARATION DATE"). The Units, the Debentures, the Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.


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                  The Units are being issued and sold in connection with the execution of an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of May 4, 1997, by and between Quaker and DecisionOne Holdings Corp., a Delaware corporation ("HOLDINGS"). The Merger Agreement provides, among other things, for the merger of Quaker with and into Holdings (the "MERGER"). At the effective time of the Merger (the "Effective Time"), Holdings will assume and succeed to the obligations of Quaker hereunder and under the Indenture, the Warrant Agreement, the Debentures, the Warrants and the Warrant Shares. As used herein, the "COMPANY" shall refer to Quaker prior to the Merger and to Holdings immediately following the Effective Time.

                  In order to fund the payment of the cash portion of the Merger Consideration (as defined in the Prospectus (as defined below)), the Option Cash Proceeds (as defined in the Prospectus) and the Warrant Cash Proceeds (as defined in the Prospectus), to refinance $____ million of outstanding indebtedness (the "REFINANCING") of DecisionOne Corporation, a wholly owned subsidiary of Holdings ("DECISIONONE CORP."), and to pay expenses incurred in connection with the Merger, (i) DecisionOne Corp. (A) is issuing $150 million in aggregate principal amount of __% Senior Subordinated Notes due 2007 (the "NOTES"), and (B) will enter into a syndicated senior secured loan facility (the "NEW CREDIT FACILITY") providing for term loan borrowings in the aggregate principal amount of approximately $470 million and revolving loan borrowings of approximately $105 million, (ii) Quaker will issue the Units and
(iii) the DLJMB Funds (as defined in the Prospectus) and the Institutional Investors (as defined in the Prospectus) will purchase 9,782,508 shares of common stock of Quaker and may acquire up to 1,417,180 DLJMB Warrants (as defined in the Prospectus) for an aggregate of approximately $225 million (the "EQUITY INVESTMENT"). At the effective time of the Merger (the "EFFECTIVE TIME"), the Company will borrow all term loans available under the New Credit Facility and [$8.3 million] of revolving loans available thereunder. Approximately $___ million of the proceeds of such borrowings and the proceeds from the sale of Notes will be distributed to Holdings in the form of a dividend and the remaining $____ million will be loaned to Holdings pursuant to an intercompany note (the "INTERCOMPANY NOTE"). In addition, at the Effective Time, each share of common stock of Quaker will become one share of common stock of Holdings ("HOLDINGS COMMON STOCK"), each warrant to acquire common stock of Quaker will by its terms become exercisable for an equal number of shares of Holdings Common Stock and Holdings will assume and succeed to the obligations of Quaker with respect to the Debentures, the Warrants and the DLJMB Warrants.

                  SECTION 1. Registration Statement and Prospectus. Quaker has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Units. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT;" and the prospectus in the form first used to confirm sales of the Units is hereinafter referred to as the "PROSPECTUS." If Quaker has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Act registering

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additional Securities (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

                  SECTION 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Quaker agrees to issue and sell, and the Underwriter agrees to purchase from Quaker all of the Units at a price equal to $____ per Unit (the "PURCHASE PRICE").

                  SECTION 3. Terms of Public Offering. The Company is advised by you that you propose (1) to make a public offering of the Units as soon after the execution and delivery of this Agreement as in your judgment is advisable and (2) initially to offer the Units upon the terms set forth in the Prospectus.

                  SECTION 4. Delivery and Payment. Delivery to the Underwriter of and payment for the Units shall be made at 10:00 A.M., New York City time, on August 7, 1997 (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Units may be varied by agreement between you and Quaker.

                  Certificates for the Units, the Debentures and the Warrants shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date. Certificates in definitive form evidencing the Units, the Debentures and the Warrants will be delivered to you on the Closing Date with any transfer taxes thereon duly paid by Quaker, for your account, against payment to Quaker of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

                  SECTION 5. Agreements of Company. The Company agrees with you:

                  (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (1) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (3) when any amendment to the Registration Statement becomes effective, (4) if Quaker is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (5) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

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                  (b) To furnish to you three signed copies of the Registration
Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (c) To prepare the Prospectus in a form approved by you and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                  (d) Prior to 4:00 P.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, to furnish in New York City to the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter or any such dealer may reasonably request.

                  (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriter and to any dealer as many copies thereof as the Underwriter or any such dealer may reasonably request.

                  (f) Prior to any public offering of the Units, to cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Units for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Units and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that Quaker shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

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                  (g) To mail and make generally available to its security
holders as soon as practicable an earnings statement covering the twelve-month period ending ______________, that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (h) So long as any of the Securities are outstanding,to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Securities (1) all documents filed with the Commission by the Company pursuant to Sections 13, 14 and 15 of Securities Exchange Act of 1934, as amended (the "Reports"), which requirement to furnish shall be deemed satisfied upon the filing of such Reports with the Commission and (2) for any period during which the Company no longer files such Reports with the Commission, to mail and make generally available to the record holders of the Securities the information that would otherwise be included in Reports as soon as reasonably available.

                  (i) So long as any of the Securities are outstanding, to furnish to you as soon as available copies of all reports or furnished to or filed with the Commission or any national securities exchange on which any class of securities of Holdings is listed and such other publicly available information concerning Holdings and its subsidiaries as you may reasonably request.

                  (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Units under the Act and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing prior to or during the period specified in Section 5(d), including the mailing and delivering of copies thereof to the Underwriter and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriter, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Units, (iv) all expenses in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriter in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriter in connection with the review and clearance of the offering of the Units by the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Units, the Debentures and the Warrants, (vii) the costs and charges of any transfer agent, registrar and/or depositary (including the Depository Trust Company), (viii) the fees and expenses of the qualified independent underwriter (the "QIU") (including the fees and disbursements of counsel to the QIU), (ix) any fees charged by rating agencies for the rating of the Units, (x) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Debentures, (xi) the fees and expenses of the Warrant Agent and the Warrant Agent's counsel

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in connection with the Warrant Agreement and the Warrants and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                  (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any securities of Quaker or Holdings or any warrants, rights or options to purchase or otherwise acquire securities of Quaker or Holdings substantially similar to the Units, Debentures, Warrants or Common Stock (other than (1) the Units, Debentures, Warrants or Warrant Shares, and (2) commercial paper issued in the ordinary course of business), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

                  (l) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Debentures.

                  (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

                  (n) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Units, to file a Rule 462(b) Registration Statement with the Commission registering the Units not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  (o) The Company will, for so long as any of the Securities are outstanding and if, in the reasonable judgment of the Underwriter or its counsel, the Underwriter or any of its affiliates (as defined in the rules and regulations under the Act) is required to deliver a prospectus (any such prospectus, a "MARKET MAKING PROSPECTUS") in connection with sales of the Securities, to (i) provide the Underwriter, without charge, as many copies of the Market Making Prospectus as the Underwriter may reasonably request, (ii) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) of the Act, (iii) amend the Registration Statement or amend or supplement the Market Making Prospectus when necessary to reflect any material changes in the information provided therein and promptly file such amendment or supplement with the Commission, (iv) provide the Underwriter with copies of each amendment or supplement so filed and such other documents, including opinions of counsel and "comfort" letters, as the Underwriter may reasonably request and (iv) indemnify the Underwriter with respect to the Market Making Prospectus and if applicable, contribute to any amount paid or payable by the Underwriter in a manner substantially identical to that specified in Section 7 hereof (with appropriate modifications). The Company consents to the use, subject to the provisions of the Act and the state securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Underwriter, of each Market Making Prospectus.


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                  SECTION 6. Representations and Warranties of the Company. The
Company represents and warrants to the Underwriter that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing expressly for use therein nor to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company hereby acknowledges that the only information furnished to the Company by the Underwriter for use in the Registration Statement and the Prospectus is the information contained under the caption "Underwriting."

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein. The Company hereby acknowledges that the only information furnished to Quaker by the Underwriter for use in the Registration Statement, the Prospectus and each preliminary prospectus filed as part of the Registration Statement is the information contained under the caption "Underwriting."


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                  (d)  Quaker does not have any direct or indirect subsidiaries.

                  (e) Immediately subsequent to the Effective Time, the entities listed on Schedule I hereto will be the only direct or indirect subsidiaries of Holdings. No subsidiary listed on Schedule I hereto, other than [DecisionOne Corp., Properties Holding Corporation and Properties Development Corporation] (collectively, the "Subsidiaries"), has (i) contributed in any of the last three fiscal years or in the three-month period ended March 31, 1997 greater than 10% of the Holdings' consolidated revenues, EBITDA (as defined in the Prospectus) or net income or (ii) at any of December 31, 1996 or March 31, 1997 constituted greater than 10% of the total assets of Holdings.

                  (f) The Company is and, immediately subsequent to the Effective Time, will be duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has and, immediately subsequent to the Effective Time, will have the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and is and, immediately subsequent to the Effective Time, will be duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) in any manner draw into question the validity of (I) this Agreement, the Indenture, the Warrant Agreement or the Securities or (II) the Debenture Assumption (as defined herein), the Warrant Assumption (as defined herein), the Intercompany Note, the Merger Agreement, the Tax Sharing Agreement (as defined in the Indenture) or the Investors' Agreement (as defined in the Indenture) (each of the documents referred to in this clause II, the "OPERATIVE DOCUMENTS") (the events referred to in clauses
(i) and (ii), a "MATERIAL ADVERSE EFFECT").

                  (g) All of the outstanding shares of capital stock of the Company have been and, immediately subsequent to the Effective Time, will have been duly authorized and validly issued and are and, immediately subsequent to the Effective Time, will be fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (h) Except as otherwise set forth in the Prospectus, immediately subsequent to the Effective Time, the outstanding shares of capital stock of the subsidiaries of Holdings are owned by Holdings, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN").

                  (i) The Indenture has been duly qualified under the Trust Indenture Act, and, on the Closing Date, will have been duly authorized, executed and delivered by Quaker and will be a valid and binding agreement of Quaker, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


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                  (j) Immediately subsequent to the Effective Time, the
Indenture and the Debenture Assumption will be duly authorized by Holdings and, when the Debenture Assumption is executed and delivered in accordance with the terms of the Indenture, the Indenture will be the legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (k) Quaker has duly and validly authorized the issuance of the Debentures and the Warrants as a Unit. The Debentures have been duly authorized and, on the Closing Date, will have been validly executed and delivered by Quaker. When the Debentures have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Debentures will be entitled to the benefits of the Indenture and will be valid and binding obligations of Quaker, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (l) Immediately subsequent to the Effective Time, the Units will be duly authorized by Holdings. Immediately subsequent to the Effective Time, the Debentures and the Debenture Assumption will be duly authorized by Holdings and, when the Debenture Assumption is executed and delivered in accordance with the terms of the Indenture, will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (m) The Warrant Agreement has been duly authorized by Quaker and, on the Closing Date, will have been validly executed and delivered by Quaker. When the Warrant Agreement has been validly executed and delivered, the Warrant Agreement will constitute the valid and binding agreement of Quaker, enforceable against Quaker in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (n) Immediately subsequent to the Effective Time, the Warrant Agreement and the Warrant Assumption will be duly authorized by Holdings and, when the Warrant Assumption (as defined herein) is executed and delivered in accordance with the terms of the Warrant Agreement, the Warrant Agreement will constitute the valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


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                  (o) The Warrants have been duly authorized by Quaker and, on the Closing Date, will have been validly delivered by Quaker. When the Warrants have been validly issued and countersigned, the Warrant Agreement has been validly executed and delivered and upon delivery to the Underwriter against payment therefor in accordance with the terms hereof, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of Quaker, enforceable against Quaker in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (p) Immediately subsequent to the Effective Time, the Warrants and the Warrant Assumption will be duly authorized by Holdings and when the Warrant Assumption is executed and delivered in accordance with the terms of the Warrant Agreement, the Warrants will be valid and binding obligations of Holdings enforceable against Holdings in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (q) Quaker has and, immediately subsequent to the Effective Time, Holdings will have duly authorized and reserved for issuance the Warrant Shares to be issued upon the exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the exercise price as provided in the Warrant Agreement, the Warrant Shares will have been validly issued and will be fully paid and non assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

                  (r) The Securities conform as to legal matters to the description thereof contained in the Prospectus.

                  (s) All of the indebtedness represented by the Debentures, is being incurred, and all of the indebtedness being repaid in the Refinancing was incurred, for proper purposes and in good faith and Holdings was, at the time of the incurrence of the indebtedness being repaid in the Refinancing, and that both as of the date hereof and, immediately subsequent to the Effective Time and the transactions contemplated hereby and by each of the Operative Documents, (a) the fair value and present fair saleable value of the Company's assets exceeds and would exceed its stated liabilities and identified contingent liabilities, (b) the Company should be able to pay its debts as they become absolute and matured and (c) the capital of the Company is not and would not be unreasonably small for the business in which it is engaged and for the business proposed to be conducted after consummation of the Merger.

                  (t) The Company is not and, immediately subsequent to the Effective Time, the Company and each of its Subsidiaries will not be in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and each of its Subsidiaries, taken as a whole, any such person, to which such entity is a party or by which any such person or its respective property is bound.

                  (u) The execution, delivery and performance of this Agreement, the Indenture, the Warrant Agreement, the Securities and the Operative Documents by the Company, and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is or, immediately subsequent to the Effective Time, will be a party or by which the Company or any of its Subsidiaries or their respective property is or, immediately subsequent to the Effective Time, will be bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its Subsidiaries or their respective property.

                  (v) When executed and delivered by the Company and the other parties thereto, each of the Operative Documents will be the valid and legally binding obligation of the Company enforceable against the Company, and to the best of the Company's knowledge, each of the other parties thereto, in accordance with its respective terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (w) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of this Agreement, the Indenture, the Debentures, the Warrant Agreement, the Warrants, the Warrant Shares or any of the Operative Documents or the issuance of the Securities, or suspends the sale of the Securities in any jurisdiction referred to in Section 5(f); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Securities in any jurisdiction referred to in Section 5(f).

                  (x) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries, is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (y) The Company has not and, immediately subsequent to the Effective Time, none of the Company or any of its Subsidiaries will have violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect except as otherwise set forth in the Prospectus.

                  (z) Except as otherwise set forth in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization (as defined below), any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect or except as otherwise set forth in the Prospectus.

                  (aa) The Company has, and immediately subsequent to the Effective Time, each of the Company and its subsidiaries will have such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each an "AUTHORIZATION") of, and has and, immediately subsequent to the Effective Time, will have made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is and, immediately subsequent to the Effective Time, will be valid and in full force and effect and the Company is and, immediately subsequent to the Effective Time, each of the Company and its Subsidiaries will be in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are or, immediately subsequent to the Effective Time, will be burdensome to the Company or any of its Subsidiaries, except in both circumstances where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (ab) This Agreement has been duly authorized, executed and delivered by Quaker.

                  (ac) Deloitte & Touche LLP are independent public accountants with respect to each of Quaker and Holdings as required by the Act.

                  (ad) The consolidated historical financial statements of Holdings, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated historical financial position, results of operations and changes in financial position of Holdings and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such historical statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other historical financial information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Holdings, except as otherwise disclosed therein.

                  (ae) The Company is not and, immediately subsequent to the Effective Time, the offering and sale of the Units and the application of the proceeds thereof and the other transactions contemplated by this Agreement and the Operative Documents, the Company will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (af) Except (a) as otherwise set forth in the Prospectus and
(b) for the registration rights agreement, dated as of January 27, 1994, among Onset Corporation and the security holders party thereto, there are and, immediately subsequent to the Effective Time, will be no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Units registered pursuant to the Registration Statement.

                  (ag) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Quaker or Holdings and its Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the consolidated long-term debt of Quaker or Holdings or any of its Subsidiaries and (iii) none of Quaker, Holdings nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent which are material to the Company and its Subsidiaries, taken as a whole.

                  (ah) Quaker, Holdings and Holdings' Subsidiaries have each complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (ai) The pro forma financial statements and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of Holdings and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Registration Statement and the Prospectus as and to the extent set forth in the notes thereto. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements except as disclosed therein.

                  (aj) There is and, immediately subsequent to the Effective Time, will be no (i) material unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company before the National Labor Relations Board or any state or local labor relations board or
(ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company, except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company.

                  (ak) The Company maintains and, immediately subsequent to the Effective Time, the Company and each of its subsidiaries will maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (al) Except as otherwise set forth in the Prospectus, the Company and its Subsidiaries own or possess and, immediately subsequent to the Effective Time, will own or possess o can or, immediately subsequent to the Effective Time, could acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and, to the best of the Company's knowledge, none of the Quaker Holdings or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (am) Each certificate signed by any officer of the Company, and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  SECTION 7. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, its officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein or (ii) that is contained in part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act. The foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of an Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Units, or any director or officer of or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Units to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriter) subject to repayment to the Indemnifying Party if it is finally judicially determined by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification.
 Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party,
(ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

                  (d) To the extent the indemnification provided for in this
Section 7 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Units or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Units, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                  SECTION 8. Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase the Units under this Agreement is subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of Quaker contained in this Agreement and all of the representations and warranties of Holdings and its subsidiaries contained in the Merger Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) On or after the date hereof there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating of Quaker, Holdings or any of Holdings' subsidiaries or any securities of Quaker, Holdings or any of Holdings' subsidiaries or in the rating outlook for any such entity (including, without limitation, the placing of any of the foregoing ratings on creditwatch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act.

                  (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Peter T. Grauer and Kirk C. Wortman, in their capacities as President and Treasurer and Vice President and Secretary of Quaker, confirming, to the best of their respective knowledge, as to Quaker, the matters set forth in Sections 8(a), 8(b), 8(c) and 8(f).

                  (e) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Kenneth Draeger, Thomas J. Fitzpatrick and Thomas M. Molchan, in their capacities as Chairman and Chief Executive Officer, Vice President and Chief Financial Officer and General Counsel and Corporate Secretary of Holdings, confirming, to the best of their respective knowledge, as to Holdings and Holdings' subsidiaries, the matters set forth in Sections 8(a), 8(b), 8(c) and 8(f).

                  (f) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of Quaker or Holdings and any of Holdings' subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of Quaker, Holdings or any of Holdings' subsidiaries and (iii) none of Quaker, Holdings or any of Holdings' subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(e)(i), 8(e)(ii) or 8(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                  (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Davis Polk & Wardwell ("Davis Polk") counsel for the Company, to the effect that:

                  (i) Quaker has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                  (ii) Quaker is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iii) Quaker does not have any direct or indirect subsidiaries;

                  (iv) Quaker is not in violation of its charter or by-laws and, to the best of such counsel's knowledge after due inquiry, Quaker is not in default in the performance of any obligation, agreement, covenant or condition contained in any Operative Document;

                  (v) Quaker has duly authorized the issuance of the Debentures and the Warrants as a Unit and delivered the Units;

                  (vi) the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (vii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by Quaker and is a valid and binding agreement of Quaker, enforceable in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and
         (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (viii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (ix) Quaker has duly authorized the Warrants and, when countersigned by the Warrant Agent and issued and delivered by Quaker in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Warrants will have been validly issued, and the issuance of such Warrants will not be subject to any preemptive or similar rights;

                  (x) Quaker has duly authorized and reserved for issuance the Warrant Shares to be issued upon the exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the Exercise Price (as defined in the Warrant Agreement) as provided in the Warrant Agreement, the Warrant Shares will conform in all material respects to the description thereof in the Prospectus, will have been duly issued and will be fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights;

                  (xi) all the outstanding shares of capital stock of Quaker have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                  (xii) this Agreement has been duly authorized, executed and delivered by Quaker;

                  (xiii) each of the Operative Documents is the valid and legally binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the creditors' rights generally, (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (c) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (xiv) to the best of such counsel's knowledge after due inquiry, except as otherwise set forth in the Prospectus, there are no contracts, agreements or understandings between Quaker and any person granting such person the right to require Quaker to file a registration statement under the Act with respect to any securities of Quaker or to require Quaker to include such securities with the Units registered pursuant to the Registration Statement;

                  (xv) such counsel has been advised by the Commission that the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

                  (xvi) the statements under the captions "the Merger and Merger Financing," "Risk Factors--Fraudulent Transfer Statutes," "Certain Relationships and Related Transactions," "Description of the New Credit Facility," "Description of the Units," "Description of the Warrants," "Description of the Debentures," "Underwriting" and the description of the existing employment and severance agreements under the caption "Executive Compensation--Existing Employment and Severance Agreements" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                  (xvii) the execution, delivery and performance of this Agreement, the Indenture, the Debentures, the Warrant Agreement, the Warrants, the Debenture Assumption and the Warrant Assumption and the consummation of the Merger by Quaker will not (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act or other securities or Blue Sky laws of various states or by the NASD); (B) conflict with or constitute a breach of any of the terms or provisions of, or default under, the certificate of incorporation or by-laws of Quaker; (C) require any consent or approval (which has not been obtained) of parties to, or conflict with or constitute a breach of any of the terms or provisions of, or default under, any of the agreements filed as an exhibit to the Registration Statement (which has not been waived); (D) violate or conflict with any laws or rules or regulations, rulings or court decrees as applicable to Quaker or its properties; or (E) result in the creation or imposition of any Lien on any material asset of Quaker under any of the agreements filed as an exhibit to the Registration Statement, except as, with respect to clauses (C) and (E) above, would not have a Material Adverse Effect;

                  (xviii) Quaker is not and, immediately subsequent to the Merger, the offering and sale of the Units and the application of the proceeds thereof and the other transactions contemplated by this Agreement and the Operative Documents, in each case, as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                  (xix) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data and the Form T-1, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The opinion of Davis Polk & Wardwell described in Section 8(g) above shall be rendered to you at the request of the Company and shall so state therein.

         Immediately subsequent to the Effective Time, you shall have received the opinion of Davis Polk to the effect that:

                  (xx) the Debenture Assumption has been duly authorized, executed and delivered by Holdings and is a valid and binding agreement of Holdings, enforceable in accordance with its terms except as (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (xxi) the Warrant Assumption has been duly authorized, executed and delivered by Holdings and is a valid and binding agreement of Holdings, enforceable in accordance with its terms except as (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (xxii) the Debentures are valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (xxiii) the Indenture is the valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms except, in the case of both clauses (I) and (II), as (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (xxiv) the Warrant Agreement is the valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms except as (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                  (xxv) Holdings has duly authorized, issued and delivered the Warrants and the Warrants have been validly issued, and the issuance of such Warrants will not be subject to any preemptive or similar rights;

                  (xxvi) Holdings has duly authorized and reserved for issuance the Warrant Shares to be issued upon the exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the Exercise Price as provided in the Warrant Agreement, the Warrant Shares will conform in all material respects to the description thereof in the Prospects, will have been duly issued and will be fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights;

                  (xxvii) the execution, delivery and performance of the Debenture Assumption and the Warrant Assumption and the consummation of the Merger by Holdings will not (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act or other securities or Blue Sky laws of various states or by the NASD); (B) conflict with or constitute a breach of any of the terms or provisions of, or default under, the certificate of incorporation or by-laws of Holdings or any of its Subsidiaries; (C) require any consent or approval (which has not been obtained) of parties to, or conflict with or constitute a breach of any of the terms or provisions of, or default under, any of the agreements filed as an exhibit to the Registration Statement (which has not been waived); (D) violate or conflict with any laws or rules or regulations, rulings or court decrees as applicable to Holdings, Holdings' Subsidiaries or their respective properties; or (E) result in the creation or imposition of any Lien on any material asset of Holdings or any of Holdings' Subsidiaries under any of the agreements filed as an exhibit to the Registration Statement, except as, with respect to clauses (C) and (E) above, would not have a Material Adverse Effect; and

                  (xxviii) a registration statement on an appropriate form under the Act containing a Market Making Prospectus in connection with sales of the Securities has, such counsel has been advised by the Commission, become effective under the Act, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission.

                  (h) You shall have received on the Closing Date, an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Thomas M. Molchan, General Counsel and Corporate Secretary of Holdings to the effect that:

                  (i) the entities listed on Schedule I hereto are the only direct or indirect subsidiaries of Holdings;

                  (ii) each of Holdings and Holdings' subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                  (iii) such counsel does not know of any legal or governmental proceedings pending or threatened to which Holdings or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

                  (iv) to his knowledge, neither Holdings nor any of its subsidiaries has violated any Environmental Law or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect or except as otherwise set forth in the Prospectus;

                  (v) to his knowledge: each of Holdings and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; each such Authorization is valid and in full force and effect and each of Holdings and its subsidiaries is in material compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to Holdings or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

                  (vi) each of Holdings and Holdings' subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (vii) none of Holdings or any of Holdings' subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge, none of Holdings or any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Holdings and Holdings' subsidiaries, taken as a whole, to which Holdings or any of Holdings' subsidiaries is a party or by which Holdings or any of Holdings' subsidiaries or their respective property is bound;

                  (viii) to the best of such counsel's knowledge, except (a) as otherwise set forth in the Prospectus and (b) for the registration rights agreement, dated as of January 27, 1994, among Onset Corporation and the security holders party thereto, there are no contracts, agreements or understandings between Holdings and any person granting such person the right to require Holdings to file a registration statement under the Act with respect to any securities of Holdings; and

                  (ix) except as otherwise set forth in the Prospectus, all of the outstanding shares of capital stock of Holdings and each of its subsidiaries are, and immediately subsequent to the Effective Time, will have been duly authorized and validly issued and are, and immediately subsequent to the Effective Time, will be fully paid and non-assessable, and all of the outstanding shares of the capital stock of the subsidiaries of Holdings are, and immediately subsequent to the Effective Time, will be owned by Holdings, directly or indirectly through one or more subsidiaries, free and clear of any Lien.

                           The opinion of Thomas M. Molchan described in
         Section 8(h) above shall be rendered to you at the request of Holdings and shall so state therein.

                           In giving such opinions with respect to the matters covered by Section 8(g)(xiii), Davis Polk and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (i) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriter in form and substance reasonably satisfactory to the Underwriter.

                  (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (k) The Equity Investment shall have been consummated as described in the Registration Statement and the Prospectus.

                  (l) Quaker shall have entered into the Indenture and Holdings shall have entered into the Debenture Assumption and the Underwriter shall have received counterparts, as executed, thereof.

                  (m) Quaker shall have entered into the Warrant Agreement and Holdings shall have entered into the Warrant Assumption and the Underwriter shall have received counterparts, as executed, thereof.

                  (n) a registration statement on an appropriate form under the Act containing a Market Making Prospectus in connection with sales of the Securities shall have become effective under the Act, no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission.

                  (o) The Company shall have entered into each of the Operative Documents (the form and substance of which shall be reasonably acceptable to the Underwriter) and the Underwriter shall have received counterparts, conformed as executed, of each thereof and of all other documents and agreements entered into in connection therewith.

                  (p) Each condition to closing contemplated by the New Credit Facility (other than the issuance and sale of the Units pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the other Operative Documents) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. On the Closing Date, the closing under the New Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Registration Statement and the Prospectus and the Underwriter shall have received evidence satisfactory to it of the consummation thereof.

                  (q) Each condition to closing contemplated by the underwriting agreement relating to the offering of the Notes by DecisionOne Corp. (other than the issuance and sale of the Units pursuant hereto) shall have been satisfied or waived. On the Closing Date, the closing under the underwriting agreement relating to the offering of the Notes by DecisionOne Corp. shall have been consummated on terms that conform in all material respects to the description thereof in the Registration Statement and the Prospectus and the Underwriter shall have received evidence satisfactory to it of the consummation thereof.

                  (r) Each condition to closing contemplated by each of the other Operative Documents (other than the issuance and sale of the Units pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the other Operative Documents) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default), breach or violation of any of the Operative Documents. On the Closing Date, each of the Operative Documents shall have been entered into on terms that conform in all material respects to the description thereof in the Registration Statement and the Prospectus and the Underwriter shall have received evidence satisfactory to it of the execution thereof and the consummation of the transactions contemplated thereby.

                  (s) Each condition to closing contemplated by the Merger Agreement (other than the issuance and sale of the Units pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the other Operative Documents) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Merger Agreement. On the Closing Date, the Merger shall have been consummated on terms that conform in all material respects to the description thereof in the Registration Statement and the

Prospectus and the Underwriter shall have received evidence satisfactory to it of the consummation thereof. The Company shall deliver to the Underwriter copies of the certificate of merger required under Delaware law to be filed in order to effect the Merger, as certified by the Secretary of State of Delaware on the Closing Date.

                  (t) On the Closing Date, you shall have received a copy of the solvency opinion by an independent third party addressed to the Board of Directors of Holdings and the Board of Directors of DecisionOne Corp. as to the solvency of the Company and its subsidiaries following the consummation of the transactions contemplated herein and by the Merger Agreement.

                  (u) On the Closing Date, the existing revolving credit facility of DecisionOne Corp. will be prepaid in full and the Underwriter shall have received evidence of such repayment.

                  (v) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time prior to the Closing Date by you by written notice to Quaker if any of the following has occurred: (1) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Prospectus, (2) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (3) the suspension of trading of any securities of Quaker, Holdings or any of Holdings' subsidiaries on any exchange or in the over-the-counter market, (4) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of Quaker or Holdings and Holdings' subsidiaries, taken as a whole, (5) the declaration of a banking moratorium by either federal or New York State authorities or (6) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  SECTION 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to Quaker, to Quaker Holding Co., 277 Park Avenue, New York 10172; Attention: Peter T. Grauer, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017; Attention: Richard D. Truesdell, Esq.; (ii) if to Holdings, to DecisionOne Holdings Corp., 50 East Swedesford Road, Frazer, PA 19355,

Attention: General Counsel, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017; Attention: Richard D. Truesdell, Esq. and (iii) if to the Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, NY 10172, Attention: Syndicate Department, with a copy to Latham & Watkins, 885 Third Avenue, New York, NY 10022; Attention: Marc D. Jaffe, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (1) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or directors of the Underwriter, any person controlling the Underwriter, the Company or the officers or directors of the Company or any person controlling the Company, (2) acceptance of the Units and payment for them hereunder and (3) termination of this Agreement.

                  If for any reason the Units are not delivered by or on behalf of Quaker as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the Underwriter, its directors and officers and any persons controlling the Underwriter for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by it in connection with enforcing its rights hereunder (including, without limitation, pursuant to Section 7 or 8 hereof).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, the Underwriter's directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from any Underwriter merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                     Very truly yours,

                                     QUAKER HOLDING CO.



                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:





DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION




By:
   ---------------------------------
Name:
Title:

                                   SCHEDULE I

                   Subsidiaries of DecisionOne Holdings Corp.

DecisionOne Corporation
Properties Holding Corporation
Properties Development Corporation
International Computers Properties Corporation
DecisionOne (Canada) Corporation
DecisionOne Supplies, Inc.
Decision Data Computer International, S.A.
Decision Data Investment Corporation
Decision Data International Corporation